NATURAL HEALTH TRENDS CORP.
                              2001 West Sample Road
                          Pompano Beach, Florida 33064


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          To be Held on August 4, 1997

To the Stockholders of NATURAL HEALTH TRENDS CORP.

        The Annual Meeting of Stockholders of Natural Health Trends Corp., a Florida corporation (the "Company"), will be held at the Deerfield Beach Hilton, 100 Fairway Drive, Deerfield Beach, Florida, on August 4, 1997, at 2:00 P.M., local time, for the following purposes:

        1. To elect a board of four directors to serve until the next Annual Meeting of Stockholders and until their successors are elected and qualified;

        2. To ratify the selection by the Board of Directors of Feldman, Radin & Co., P.C. to serve as independent auditors for the year ending December 31, 1997;

        3. To take action concerning the approval of the Company's 1997 Stock Option Plan; and

        4 To transact such other business as may properly come before the meeting or any adjournments thereof.

        The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Management is aware of no other business which will come before the meeting.

        The Board of Directors has fixed the close of business on July 1, 1997 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting or any adjournments thereof. Holders of a majority of the outstanding shares must be present in person or by proxy in order for the meeting to be held.

        ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING. YOU ARE URGED TO SIGN, DATE AND OTHERWISE COMPLETE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. IF YOU ATTEND THE MEETING, YOU MAY VOTE YOUR SHARES IN PERSON IF YOU WISH TO DO SO, EVEN IF YOU HAVE SIGNED AND RETURNED YOUR PROXY CARD.

                                        By Order of the Board of Directors,


                                        /s/ Neal R. Heller
                                        Neal R. Heller, Chairman of the Board

Pompano Beach, Florida
July 2, 1997

                  IT IS IMPORTANT THAT THE ENCLOSED PROXY CARD
                       BE COMPLETED AND RETURNED PROMPTLY



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                           NATURAL HEALTH TRENDS CORP.
                              2001 West Sample Road
                          Pompano Beach, Florida 33064



                                 PROXY STATEMENT



                         ANNUAL MEETING OF STOCKHOLDERS

                                 August 4, 1997

                             SOLICITATION OF PROXIES

        This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Natural Health Trends Corp., a Florida corporation (the "Company"), of proxies to be voted at the Annual Meeting of Stockholders of the Company to be held on August 4, 1997 (the "Meeting"), at 2:00 P.M., local time, at the Deerfield Beach Hilton, 100 Fairway Drive, Deerfield Beach, Florida, and at any adjournments thereof.

        A form of proxy is enclosed for use at the Meeting. The proxy may be revoked by a stockholder at any time before it is voted by execution of a proxy bearing a later date or by written notice to the Secretary before the Meeting, and any stockholder present at the Meeting may revoke his or her proxy thereat and vote in person if he or she desires. When such proxy is properly executed and returned, the shares it represents will be voted at the Meeting in accordance with any instructions noted thereon. If no direction is indicated, all shares represented by valid proxies received pursuant to this solicitation (and not revoked prior to exercise) will be voted (i) for the election of the nominees for director named in this Proxy Statement, (ii) for ratification of the selection by the Board of Directors of Feldman, Radin & Co., P.C. to serve as independent auditors for the year ending December 31, 1997, (iii) for the approval of the Company's 1997 Stock Option Plan and (iv) in accordance with the judgment of the persons named in the proxy as to such other matters as may properly come before the Meeting and any adjournments thereof.

        The cost for soliciting proxies on behalf of the Board of Directors will be borne by the Company. In addition to solicitation by mail, proxies may be solicited in person or by telephone, telefax or cable by personnel of the Company who will not receive any additional compensation for such solicitation. The Company may reimburse brokers or other persons holding stock in their names or the names of their nominees for the expenses of forwarding soliciting material to their principals and obtaining their proxies. This Proxy Statement and the accompanying form of proxy will be first mailed to stockholders on or about July 2, 1996.

        The close of business on July 1, 1997 has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting. On that date there were 12,811,261 shares of common stock, par value $.001 per share, of the Company ("Common Stock") outstanding. Each


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share  entitles  the holder  thereof to one vote and a vote of a majority of the shares present, or represented, and entitled to vote at the Meeting is required to approve each proposal to be acted upon at the Meeting. The holders of a majority of the shares of Common Stock outstanding on the record date and entitled to be voted at the Meeting, present in person or by proxy, will constitute a quorum for the transaction of business at the Meeting and any adjournments thereof.


                     PROPOSAL NO. 1 - ELECTION OF DIRECTORS

        The by-laws of the Company give the Board of Directors the authority to determine the number of directors who shall constitute the full Board, which currently consists of four directors. All directors will be elected to serve until the next annual meeting of stockholders and until their successors are elected and qualified. The four nominees for election to the Board of Directors who receive the greatest number of votes cast at the Meeting will be elected to the Board of Directors.

        The nominees for election as directors are Neal R. Heller, Elizabeth S. Heller, Martin C. Licht, and Arthur Keiser. Each of the nominees currently serves as a director of the Company. If any nominee becomes unable or unwilling to serve, the persons named as proxies will have discretionary authority to vote for a substitute. To the best of the Company's knowledge, all the nominees will be available to serve. Unless contrary instructions are given on the proxy, the shares represented by a properly executed proxy will be voted FOR each of the nominees.

        The information in the Company's Form 10-KSB for the year ended December 31, 1996 in Part III, Item 9 - Directors, Executive Officers, Promoters and Control Persons, Item 10 - Executive Compensation, Item 11 - Security Ownership of Certain Beneficial Owners and Management, and Item 12 -Certain Relationships and Related Transactions is incorporated herein by reference.

Board Meetings and Committees

        The Company has standing Compensation, Audit, and Nominating Committees which perform the functions described below. At present directors are not compensated for committee meetings.

        The Compensation Committee is composed of Martin C. Licht and Arthur Keiser. The function of the Compensation Committee is to make recommendations to the Board of Directors with respect to compensation and benefit programs for officers and directors of the Company.

        The Audit Committee is composed of Martin C. Licht and Arthur Keiser. The function of the Audit Committee is to review the financial affairs and internal controls of the Company, to recommend each year to the Board of Directors independent auditors to audit the annual financial statements of the Company, to meet with the Company's auditors, to review the scope of the audit plan, to discuss with the auditors the results of the Company's annual audit and any related matters, and to review transactions posing a potential conflict of interest among the Company and its directors, officers and affiliates.

        The Nominating Committee is composed of Martin C. Licht and Arthur Keiser. The function of the Nominating Committee is to make recommendations to the Board of Directors with respect to the executive officers and directors of the Company.



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



        During the year ended December 31, 1996, the Board of Directors had four regular meetings. Each of the Committees met once in 1996. Each director attended at least 75% of the meetings of the Board of Directors and the committees of which such director is a member.


                                 PROPOSAL NO. 2
                     RATIFICATION OF APPOINTMENT OF AUDITORS

        The Board of Directors has selected the accounting firm of Feldman, Radin & Co., P.C. to serve as independent auditors of the Company for the year ending December 31, 1997 and proposes the ratification of such decision.

        The Company has been advised by Feldman, Radin & Co., P.C. that neither the firm nor any of their associates has any relationship with the Company or any affiliate of the Company. If the foregoing appointment is rejected, or if Feldman, Radin & Co., P.C. shall decline to act or otherwise become incapable of acting, or if their appointment is otherwise discontinued, the Board of Directors will appoint other independent auditors whose appointment for any period subsequent to the 1997 Annual Meeting of Stockholders shall be subject to approval by the Stockholders at that meeting. Feldman Radin & Co., P.C. served as the principal independent auditors of the Company for the year ended December 31, 1996. Representatives of Feldman Radin & Co., P.C. are expected to be present at the Meeting and will have the opportunity to make a statement if they desire to do so. Such representatives are also expected to be available to respond to appropriate questions during the Meeting.

        The Board of Directors recommends a vote `FOR' ratification of the selection of Feldman, Radin & Co., P.C. as the independent auditors for the Company for the year ending December 31, 1997.


                                 PROPOSAL NO. 3
                       APPROVAL OF 1997 STOCK OPTION PLAN

        The 1997 Stock Option Plan (the "Plan") was adopted by the Board of Directors on January 27, 1997. The Plan provides for the granting of options ("Options") to key employees, including officers, non-employee directors and consultants of the Company and its subsidiaries to purchase up to 3,000,000 shares of Common Stock which are intended to qualify either as incentive stock options ("Incentive Stock Options") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, (the "Code"), or as options which are not intended to meet the requirements of such section ("Nonstatutory Stock Options").

        The Plan provides for its administration by an appointed committee of two disinterested directors which has discretionary authority, subject to certain restrictions, to determine the number of shares of Common Stock issued pursuant to Incentive Stock Options and Nonstatutory Stock Options and the individuals to whom and the conditions at which the exercise price for such options will be granted.

        The exercise price of all options granted under the Plan must be at least equal to the fair market value of such shares of Common Stock on the date of the grant or in the case of Incentive Stock Options granted to the holders of more than ten percent of (i) the Company's shares or (ii) the combined voting power of all classes of stock of any of its subsidiaries, at least 110% of the fair market value of the Common Stock on the date of the grant. The maximum exercise period for which options may be granted is ten years from the date of grant (five years in the case of an Incentive Stock Option granted to an


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



individual owning more than ten percent of (i) the Company's shares or (ii) the combined voting power of all classes of stock of any of its subsidiaries).

Federal Income Tax Consequences

        The following is a summary of the federal income tax consequences under the Code with respect to Incentive Stock Options and Nonstatutory Stock Options.

        If shares are issued to a holder of a Nonstatutory Stock Option under the Plan, (1) no income will be recognized by the holder at the time of grant of the Option; (2) except as stated below, upon exercise of the Option the holder will recognize taxable ordinary income in an amount equal to the excess of the fair market value of the shares over the Option price; (3) the Company will be entitled to a deduction at the same time and in the same amount as the holder has income under clause (2); and (4) upon a sale of shares so acquired, the holder may have additional short-term or long-term capital gain or loss. If the sale of such shares at a profit would subject a holder to suit under Section 16(b) of the Securities and Exchange Act of 1934, (1) no income will be recognized by the holder at the time of exercise of the Option; (2) at the earlier of (i) six months after such exercise or (ii) the first day on which the sale of such shares at a profit will not subject the holder to Section 16(b) liability, the holder will recognize taxable ordinary income in an amount equal to the excess of the fair market value of the shares at such time over the Option price; and (3) the Company will be entitled to a deduction at the same time and in the same amount as the holder has income under clause (2). A holder subject to Section 16(b) liability for such shares may elect, under Section 83(b) of the Code, to recognize taxable ordinary income at the time of exercise of such shares in an amount equal to the excess of the fair market value of the shares at the time of exercise over the Option price.

        If shares are issued to the holder of an Incentive Stock Option under the Plan, (1) no income will be recognized by such holder at the time of the grant of the Option or the transfer of shares to the holder pursuant to his or her exercise of the Option; (2) the difference between the Option price and the fair market value of the shares at the time of exercise will be treated as an item of tax preference to the holder; (3) no deduction will be allowed to the Company for federal tax purposes in connection with the grant or exercise of the Option; and (4) upon a sale or exchange of the shares after the later of (a) one year from the date of transfer of the shares to the original holder, or (b) two years from the date of grant of the Option, any amount realized by the holder in excess of the Option price will be taxed to the holder as a long-term capital gain, and any loss sustained by the holder will be a long-term capital loss. If the shares are disposed of before the holding period requirements described in the preceding sentence are satisfied, then (1) the holder will recognize taxable ordinary income in the year of disposition in an amount determined under the rules of the Code; (2) the Company will be entitled to a deduction for such year in the amount of the ordinary income so recognized; (3) the holder may have additional long-term or short-term capital gain or loss; and (4) the tax preference provision might not be applicable.

        The Board of Directors recommends a vote FOR approval of the 1997 Stock Option Plan.




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


                            PROPOSALS BY STOCKHOLDERS

        Any stockholder who intends to present a proposal for action at the Company's 1997 Annual Meeting of Stockholders in next year's proxy statement and proxy card must forward a copy of such proposal to the Secretary of the Company. Any such proposal must be received by the Company for inclusion in its proxy statement and form of proxy card relating to that meeting by December 23, 1997.


                                  OTHER MATTERS

        The Board of Directors of the Company does not know of any other matters to be presented for action at the Meeting. If, however, any other matters are properly brought before the Meeting, the persons named in the accompanying proxy will vote such proxy in accordance with their own judgment on such matters.

                          ANNUAL REPORT TO STOCKHOLDERS

        The Company's 1996 Annual Report to Stockholders has been mailed to Stockholders concurrently with this Proxy Statement, but except as herein stated, such report is not incorporated herein and is not deemed to be a part of this proxy solicitation material.

        A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WITHOUT EXHIBITS, WILL BE FURNISHED WITHOUT CHARGE TO ANY PERSON FROM WHOM THE ACCOMPANYING PROXY IS SOLICITED UPON WRITTEN REQUEST TO THE COMPANY'S CHAIRMAN OF THE BOARD, NEAL R. HELLER, NATURAL HEALTH TRENDS CORP., 2001 WEST SAMPLE ROAD, POMPANO BEACH, FLORIDA 33064.

                                          By Order of the Board of Directors



                                          /s/ Neal R. Heller
                                          Neal R. Heller, Chairman of the Board
Pompano Beach, Florida
July 2, 1997

        STOCKHOLDERS ARE URGED TO SPECIFY THEIR CHOICES AND DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE. A PROMPT RESPONSE IS HELPFUL AND YOUR COOPERATION WILL BE APPRECIATED.



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